INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to Registration Statement No. 33-17850on Form N-1A of Main Street Funds, Inc. of our report dated September 22, 1998, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial
Highlights" appearing in the Prospectuses, which is also a part of such Registration Statement, and "Independent Auditors" appearing in the Statements of Additional Information.



/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOURCH LLP

Denver, Colorado
December 21, 1998